Exhibit 10.4

CONSENT OF LANDLORD AND AGREEMENT REGARDING LEASE

This Consent of Landlord and Agreement Regarding Lease (“Agreement”), dated December 30, 2025 (the “Effective Date”), is entered into by and among Chino Valley Properties, LLC, an Arizona limited liability company (“Landlord”), Broken Arrow Herbal Center, Inc., an Arizona corporation (“Seller”), AC Management Group, LLC, an Arizona limited liability company (the “Guarantor”), Elevate Holdings Group LLC, an Arizona limited liability company (“Buyer”), and A&R Consultants, LLC, an Arizona limited liability company (the “New Guarantor”). Capitalized terms not defined herein have the same meaning attributed to them in the Lease (defined below). Landlord’s consents and agreements provided for herein are conditioned upon and subject to all of the following express terms and conditions as well as the performance of such terms and conditions:

1. Landlord and Seller, as tenant, are parties to that certain Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 1, 2018, as amended by that certain First Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated January 1, 2019, that certain Second Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated May 31, 2020, that certain Third Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated September 1, 2021, and by that certain Fourth Amendment to Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement dated January 24, 2022 (collectively the “Lease”), whereby Landlord leases certain premises to Seller commonly known as 2144 and 2148 North Road 1 East, Chino Valley, Arizona 83462 (the “Premises”).

2. Buyer, Guarantor and Seller have, or will, enter into an agreement for the purchase and sale of, among other things, the assets of Seller (the “Sale”). The Sale is and shall continue to be subject and subordinate to the Lease, as amended and restated in accordance with this Agreement, such that the Amended and Restated Lease (defined herein) shall survive the Sale.

3. Seller and Guarantor represent and warrant to Buyer and New Guarantor and for the express benefit of Landlord as a third party beneficiary hereof, as follows:

(a)	Seller is the sole “Tenant” under the Lease, and accordingly, is the sole owner and holder of the tenant’s interest thereunder and of the leasehold estate;

(b)	Except for the Past Due Rental (defined below), to Seller’s and Guarantor’s knowledge, there is no other material default or breach of the Lease by Seller and no event that with the passage of time or the giving of notice would constitute such material default or breach of the Lease;

(c)	Seller and Guarantor have the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approval, consent, order or authorization of or registration or filing with any governmental authority or any other person or entity is necessary or required in connection with this Agreement, and this Agreement will not result in the breach of any document to which the Seller is a party or any decree or order to which the Seller is subject;

(d)	Seller’s interest in the Lease and the leasehold estate has not been encumbered, pledged, assigned, transferred, or hypothecated in any manner whatsoever, nor are they subject to the interest of any third person or anyone else;

(e)	Seller or Guarantor will not voluntarily take any action to dissolve or terminate its existence and shall use good faith and diligent efforts to remain in good standing under the laws of the State of Arizona until the earlier of the expiration or termination of the Lease, and that failure to comply with the foregoing shall not limit Landlord’s recourse against Seller’s then existing members, managers, or owners; and

(f)	Seller or Guarantor are not aware of any default or breach of the Lease by Landlord. Seller has no claims or causes of action against Landlord with respect to the Lease.

4. Buyer represents and warrants to Seller and Guarantor and for the express benefit of Landlord as a third party beneficiary hereof, as follows:

(a)	Buyer and New Guarantor have the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approval, consent, order, or authorization of or registration or filing with any governmental authority or any other person or entity is necessary or required in connection with this Agreement, and this Agreement will not result in the breach of any document to which the Buyer is a party or any decree or order to which the Seller is subject; and

(b)	Buyer’s interest in the Lease and the leasehold estate has not been encumbered, pledged, assigned, transferred, or hypothecated in any manner whatsoever, nor are they subject to the interest of any other party.

5. Landlord hereby acknowledges and agrees that subject to the Guarantor’s payment to Landlord of an amount equal to the amount of Past Due Rent plus the amount of Buyer Rent Concessions (such payment, the “Closing Payment”) and effective as of the receipt of the Closing Payment, the Landlord hereby releases Guarantor, and Guarantor shall be fully released, from any and all liability and/or obligations under the Lease, including any guaranty thereof, to the extent arising from, attributable to, or accruing during any period after the Closing.

6. Landlord shall not be liable for any brokerage commissions or any tenant improvement expenses or costs, or other costs or expenses incurred in connection with the Sale and any tenant improvements planned or required pursuant to the Sale shall be subject to all of the terms and conditions of the Lease or Amended and Restated Lease, as applicable, and any approvals required therein by or on behalf of the Landlord. Landlord’s consent in this document is not a consent to any tenant improvements, signage changes or alterations, or any other alterations being performed or to be performed in the Premises or upon any exterior walls or other places where signage is located (as outlined in the Lease) and Landlord’s consent must be separately sought for any such tenant improvements, signage changes or alterations, or other alterations and shall be subject to the terms and conditions of the Lease or Amended and Restated, as applicable.

7. As a condition to the execution and delivery by Landlord of this Agreement and in partial consideration therefor, Seller and Guarantor hereby covenant and agree, and Buyer and New Guarantor hereby acknowledge the foregoing and agree to reasonably cooperate in connection with the Closing (defined hereunder), as follows:

(a)	At the closing of the Sale (the “Closing”), Guarantor will pay to Landlord, or cause to be paid to Landlord, Three Hundred Eighty-Nine Thousand Nine Hundred Eighty Three and 87/100 Dollars ($389,983.87) for past due rent, additional rent and late charges (the “Past Due Rent”). Guarantor shall request from Landlord an updated calculation of Past Due Rent at least five (5) business days prior to closing.

(b)	At Closing, Guarantor will pay to Landlord, or cause to be paid to Landlord, Nine Hundred Sixty-Five Thousand and 00/100 Dollars ($965,000) as compensation for the rent concessions to Buyer that Landlord has agreed to in the Amended and Restated Lease (defined below) (the “Buyer Rent Concessions”).

(c)	All payments due to Landlord by Guarantor under this Agreement shall be made at Closing as a debit to Guarantor on the Closing Statement from the purchase price (as adjusted), and shall not increase the price or constitute any additional payment obligation of Buyer.

(d)	At Closing, Buyer and New Guarantor, will execute and cause Seller, as tenant to execute, a new Absolute Net Lease Agreement as agreed upon between Landlord and New Guarantor attached hereto as Exhibit A, which shall amend and replace the Lease in its entirety (the “Amended and Restated Lease”). For the avoidance of doubt, (i) the Amended and Restated Lease will be a continuation of the Lease upon the material terms set forth therein, and (ii) the Guaranty shall not continue as a guaranty of the Amended and Restated Lease and upon Landlord’s receipt of the Past Due Rent and Buyer Rent Concessions, the Guarantor’s guaranty of the Lease shall automatically terminate in its entirety and Guarantor shall not have any further liability thereunder.

(e)	At Closing, New Guarantor will execute a Guaranty of Payment and Performance of the Amended and Restated Lease in substantially the form attached as Exhibit D to the Amended and Restated Lease (the “Updated Guaranty”).

8. Landlord hereby covenants and agrees that at the Closing, and subject to Landlord’s receipt of the Closing Payment, Landlord, as landlord, will execute the Amended and Restated Lease. Upon full execution of the Amended and Restated Lease and the Updated Guaranty and subject to the Closing Payment being made to Landlord, Landlord shall be deemed to have fully released Guarantor from any and all liability (whether known or unknown) under the Lease and Guarantor’s guaranty thereof. For the avoidance of doubt, the foregoing release shall not impact any liability or obligations of Seller and/or Buyer under the Amended and Restated Lease and Updated Guaranty. For the avoidance of doubt, nothing herein (nor the execution of the Amended and Restated Lease or the Updated Guaranty) shall be deemed to impose upon Buyer or the New Guarantor any liability or obligation of any kind arising from, relating to, attributable to, or accruing during any period prior to the Effective Date of the Amended and Restated Lease.

9. Conditions Precedent. Seller, Guarantor, New Guarantor, and Buyer acknowledge and agree that the terms of this Agreement, and specifically the requirements of Section 7 of this Agreement, constitute conditions precedent to the effectiveness and continued effectiveness of Landlord’s consents and agreements set forth in Section 10 of this Agreement. Landlord acknowledges and agrees that the terms of this Agreement, and specifically the requirements of Section 8 of this Agreement, constitute conditions precedent to the effectiveness and continued effectiveness of Seller’s and Buyer’s agreements herein. If (a) any condition in Section 7 or 8 of this Agreement is not satisfied or ceases to be satisfied, or (b) any party hereto commits a material breach of any other term or condition of this Agreement which remains uncured after any applicable notice and cure period, then at any time prior to the Landlord’s receipt of the Past Due Rent and Buyer Rent Concessions, the non-breaching party’s consent or agreements herein may, at such party’s election upon written notice to the other parties, be revoked and shall thereupon be of no further force or effect. For the avoidance of doubt, following the Landlord’s receipt of the Past Due Rent and Buyer Rent Concessions, this Agreement may not be revoked.

10. Consent to Sale. Subject to the terms and conditions set forth in this Agreement, Landlord hereby consents to the Sale. Landlord’s consent to the Sale shall in no event be deemed to be a release or waiver of the obligation to obtain Landlord’s consent or approval to any future assignment, subletting, or other action, as required by the Amended and Restated Lease.

11. Condition of Premises.  BUYER HEREBY ACCEPTS THE PREMISES (INCLUDING THE SUITABILITY OF THE PREMISES FOR THE USE PERMITTED UNDER THE LEASE) IN “AS IS” CONDITION WITH ANY AND ALL FAULTS AND LATENT OR PATENT DEFECTS AND WITHOUT RELYING UPON ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) OF LANDLORD OR ANY REPRESENTATIVE OF LANDLORD. LANDLORD HAS NOT MADE AND DOES NOT HEREBY MAKE AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES AND ITS CONDITION (INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, STATE OF REPAIR, WORKMANSHIP, MERCHANTABILITY, HABITABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE) AND BUYER HAS NOT RELIED ON ANY SUCH REPRESENTATIONS or warranties. Landlord shall not be required to perform any leasehold improvements or provide any improvement allowance in connection with this Agreement.

12. Governing Law; Waiver of Jury Trial. This Agreement shall be governed, construed, and interpreted in accordance with the laws of the State of Arizona. Should any party hereto institute any legal action or proceeding to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs incurred in connection with the exercise of its rights and remedies hereunder from the non-prevailing party(ies) as well as court costs and expert witness fees as the court shall determine. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Successor and Assigns. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

14. Amendment. This Agreement may not be modified, amended or terminated, nor may any of its provisions be varied or waived, except by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, termination, variation or waiver is sought.

15. Counterpart. This Agreement may be executed in a number of counterparts and by electronic transmission, each of which shall be deemed an original, with the same force and effect as if all signatures were originals and were appended to one instrument.

16. Electronic Signatures. This Agreement may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. For these purposes, “electronic signature” shall mean electronically scanned and transmitted versions (e.g., via pdf file) of an original signature, signatures electronically inserted and verified by software such as Adobe Sign, or faxed versions of an original signature.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

LANDLORD:	SELLER:

Chino Valley Properties, LLC, an Arizona limited liability company	Broken Arrow Herbal Center, Inc., an Arizona corporation

By:	By:
Name:	Name:
Its:	Its:

BUYER:	GUARANTOR:

Elevate Holdings Group, LLC, an Arizona limited liability company	AC Management Group, LLC, an Arizona limited liability company

By:	By:
Name:	Name:
Its:	Its:

NEW GUARANTOR:

A&R Consultants, LLC, an Arizona limited liability company

By:
Name:
Its:

EXHIBIT A

AMENDED AND RESTATED LEASE